Closed-end Fund Proxy Update Center

Shareholders have received in the mail a proxy statement/prospectus for the proposed mergers and changes to investment policies of certain Cohen & Steers closed-end funds. Listed below are documents relating to the proposed mergers, as well as a link enabling shareholders to cast their votes.

If you have any questions or would like additional information, please call 800-330-7348 (option 2).

Proposed merger of

Cohen & Steers REIT and Utility Income Fund

with and into

Cohen & Steers Select Utility Fund

Proxy Statement /Prospectus

Statement of Additional Information

Important Notice Regarding Change to Investment Policy

Click here to vote the proxy (www.proxyvote.com)*

Proposed mergers of

Cohen & Steers Advantage Income Realty Fund

Cohen & Steers Premium Income Realty Fund

Cohen & Steers Worldwide Realty Income Fund

with and into

Cohen & Steers Quality Income Realty Fund

Proxy Statement / Prospectus

Statement of Additional Information

Click here to vote the proxy (www.proxyvote.com)*

* Only shareholders of record as of July 30, 2009 may vote.

Press Releases

6/30/09 Cohen & Steers REIT and Utility Income Fund, Inc. and Cohen & Steers Select Utility Fund, Inc. Announce Merger

6/30/09 Cohen & Steers Announces Merger of REIT Closed-End Funds